Exhibit 10.3
RESTRICTED STOCK UNIT AGREEMENT (TRUSTEES)
This Restricted Stock Unit Agreement (this “Agreement”), dated as of ________, 20___ (the “Grant Date”), is made by and between Net Lease Office Properties, a Maryland real estate investment trust (the “Company”), and [_______________] (the “Participant”).
WHEREAS, the Participant serves as a non-employee trustee on the Board of Trustees of the Company (a “Trustee”);
WHEREAS, the Company maintains the Net Lease Office Properties and NLO OP LLC Incentive Award Plan (as amended from time to time, the “Plan”);
WHEREAS, the Company wishes to carry out the Plan (the terms of which are hereby incorporated by reference and made a part of this Agreement);
WHEREAS, Section 7.3 of the Plan provides for the issuance of Restricted Stock Units (“RSUs”); and
WHEREAS, the Administrator has determined that it would be to the advantage and in the best interest of the Company to issue RSUs to the Participant as an inducement to enter into or remain in the service of the Company, NLO OP LLC (the “Partnership”) or any Subsidiary, and as an additional incentive during such service, and has advised the Company thereof.
NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:
1.    Issuance of Award of RSUs. Pursuant to the Plan, in consideration of the services provided by Participant to the Company, the Partnership or any Subsidiary (as applicable), the Company hereby issues to the Participant an award of [______] RSUs. Each RSU that vests shall represent the right to receive payment, in accordance with this Agreement, of one common share of beneficial interest of the Company (the “Common Shares”). Unless and until an RSU vests, the Participant will have no right to payment in respect of any such RSU. Prior to actual payment in respect of any vested RSU, such RSU will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.
2.    Dividend Equivalents. Each RSU granted hereunder is hereby granted in tandem with a corresponding Dividend Equivalent, which Dividend Equivalent shall remain outstanding from the Grant Date until the earlier of the payment or forfeiture of the RSU to which it corresponds. Pursuant to each outstanding Dividend Equivalent, the Participant shall be entitled to receive payments equal to dividends paid, if any, on the Common Shares underlying the RSU to which such Dividend Equivalent relates. All such amounts shall be credited to Participant and shall be subject to the same vesting, distribution or payment, adjustment and other provisions which apply to the underlying RSU to which such amounts relate. Dividend Equivalents shall not entitle the Participant to any payments relating to dividends for which the record date occurs after the earlier to occur of the payment or forfeiture of the RSU underlying such Dividend Equivalent. In addition, notwithstanding the foregoing, in the event of a Termination of Service for any reason, the Participant shall not be entitled to any Dividend Equivalent payments with respect to dividends declared but not paid prior to the date of such termination on Common Shares underlying RSUs which are unvested as of the date of such termination (after taking into account any accelerated vesting that occurs in connection with such termination). Dividend Equivalents and any amounts that may become distributable in respect thereof shall be treated separately from the RSUs and the rights arising in connection therewith for purposes of the designation of time and form of payments required by Section 409A of the Code.
3.    Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.
(a)    “Disability” means disability as set forth in Section 409A(a)(2)(c) of the Code.
(b)    “Service Provider” means an Employee, Consultant or Trustee, as applicable.
4.    RSUs and Dividend Equivalents Subject to the Plan; Ownership and Transfer Restrictions.
(a)    The RSUs and Dividend Equivalents are subject to the terms, definitions and provisions of the Plan, which is incorporated herein by reference, including, without limitation, the restrictions on transfer set forth in Section 8.3 of the Plan and the REIT restrictions set forth in Section 10.8 of the Plan.
(b)    Without limiting the foregoing, the RSUs and Common Shares issuable with respect thereto shall be subject to the restrictions on ownership and transfer set forth in the charter of the Company, as amended and supplemented from time to time.
5.    Vesting.
(a)    Time Vesting. Subject to Sections 5(b) and 6 below, the RSUs will vest and become nonforfeitable in accordance with and subject to the time vesting schedule set forth on Exhibit A attached hereto, subject to the Participant’s continued status as a Service Provider through each applicable vesting date.
(b)    Change in Control. Notwithstanding the foregoing, in the event that a Change in Control occurs and the Participant has not incurred a Termination of Service prior to such Change in Control, the RSUs will vest in full and become nonforfeitable immediately prior to such Change in Control.
6.    Effect of Termination of Service.
(a)    Termination of Service. Subject to Section 6(b) below, in the event of the Participant’s Termination of Service for any reason, any and all RSUs that have not vested as of the date of such Termination of Service (after taking into account any accelerated vesting that occurs in connection with such termination) will automatically and without further action be cancelled and forfeited without payment of any consideration therefor, and the Participant shall have no further right to or interest in such RSUs. No RSUs which have not vested as of the date of the Participant’s Termination of Service shall thereafter become vested.
(b)    Termination Due to Death or Disability. In the event that the Participant incurs a Termination of Service due to death or Disability, the RSUs will vest in full and become nonforfeitable upon such Qualifying Termination.

7.    Payment. Payments in respect of any RSUs that vest in accordance herewith shall be made to the Participant (or in the event of the Participant’s death, to his or her estate) in whole Common Shares, and any fractional Common Share will be rounded as determined by the Company. Such payments shall be made on the earlier to occur of (i) Participant’s “separation from service” from the Company, within the meaning of Section 409A of the Code, and (ii) a Change in Control that constitutes a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5). Any payment made pursuant to clause (i) of the preceding sentence may be made within thirty (30) days following Participant’s “separation from service” from the Company.
8.    Restrictions on New RSUs or Common Shares. In the event that the RSUs or the Common Shares underlying the RSUs are changed into or exchanged for a different number or kind of securities of the Company or of another corporation or other entity by reason of merger, consolidation, recapitalization, reclassification, share split, share dividend or combination of shares, such new or additional or different securities which are issued upon conversion of or in exchange or substitution for RSUs or the Common Shares underlying the RSUs which are then subject to vesting shall be subject to the same vesting conditions as such RSUs or Common Shares, as applicable, unless the Administrator provides for the vesting of the RSUs or the Common Shares underlying the RSUs, as applicable.
9.    Conditions to Issuance of Common Shares. Common Shares issued as payment for the RSUs will be issued out of the Company’s authorized but unissued Common Shares. Upon issuance, such Common Shares shall be fully paid and nonassessable. The Common Shares issued pursuant to this Agreement shall be held in book-entry form and no certificates shall be issued therefor. In addition to the other requirements set forth herein, the Common Shares issued as payment for the RSUs shall be issued only upon the fulfillment of all of the following conditions:
(a)    The admission of such Common Shares to listing on all stock exchanges on which such class of share are then listed;
(b)    The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable;
(c)    The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;
(d)    The lapse of such reasonable period of time as the Administrator may from time to time establish for reasons of administrative convenience; and
(e)    The receipt by the Company of full payment for any applicable withholding or other employment tax or required payments with respect to any such Common Shares to the Company with respect to the issuance or vesting of such Common Shares.
In the event that the Company delays a distribution or payment in settlement of RSUs because it reasonably determines that the issuance of Common Shares in settlement of RSUs will violate federal securities laws or other applicable law, such distribution or payment shall be made at the earliest date at which the Company reasonably determines that the making of such distribution or payment will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii). The Company shall not delay any payment if such delay will result in a violation of Section 409A of the Code.

10.    Rights as Shareholder. Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a shareholder of the Company in respect of any Common Shares deliverable hereunder unless and until such Common Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant or any person claiming under or through the Participant.
11.    Tax Withholding. The Company, the Partnership or any Subsidiary shall have the authority and the right to deduct or withhold, or require the Participant to remit to such entity, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to the issuance, vesting or payment of the RSUs and the Dividend Equivalents. In satisfaction of the foregoing requirement or in satisfaction of any additional tax withholding, the Company, the Partnership or any Subsidiary may, or the Administrator may in its discretion allow the Participant to elect to have the Company, the Partnership or any Subsidiary (as applicable), withhold Common Shares otherwise issuable under such award (or allow the return of Common Shares) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan or this Agreement, the number of Common Shares which may be withheld with respect to the issuance, vesting or payment of the RSUs and the Dividend Equivalents in order to satisfy the Participant’s income and payroll tax liabilities with respect thereto shall be limited to the number of shares which have a fair market value on the date of withholding no greater than the aggregate amount of such liabilities based on the maximum individual statutory withholding rates in the applicable jurisdiction.
12.    Remedies. The Participant shall be liable to the Company for all costs and damages, including incidental and consequential damages, resulting from a disposition of the RSUs which is in violation of the provisions of this Agreement. Without limiting the generality of the foregoing, the Participant agrees that the Company shall be entitled to obtain specific performance of the obligations of the Participant under this Agreement and immediate injunctive relief in the event any action or proceeding is brought in equity to enforce the same. The Participant will not urge as a defense that there is an adequate remedy at law.
13.    Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of all applicable federal and state laws, rules and regulations (including, but not limited to the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation the applicable exemptive conditions of Rule 16b-3 of the Exchange Act) and to such approvals by any listing, regulatory or other governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan, this Agreement and the RSUs shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
14.    Code Section 409A. To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of this Agreement. Notwithstanding any provision of this Agreement to the contrary, in the event that following the effective date of this Agreement, the Company determines that the RSUs may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the effective date of this

Agreement ), the Company may adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect ), or take any other actions, that the Company determines are necessary or appropriate to (a) exempt the RSUs from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the RSUs, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance; provided, however, that this Section 15 shall not create any obligation on the part of the Company, the Partnership or any Subsidiary to adopt any such amendment, policy or procedure or take any such other action. For purposes of Section 409A of the Code, any right to a series of payments pursuant to this Agreement shall be treated as a right to a series of separate payments. Notwithstanding anything to the contrary in this Agreement, no amounts shall be paid to the Participant under this Agreement during the six-month period following the Participant’s “separation from service” to the extent that the Administrator determines that the Participant is a “specified employee” (each within the meaning of Section 409A of the Code) at the time of such separation from service and that paying such amounts at the time or times indicated in this Agreement would be a prohibited distribution under Code Section 409A(a)(2)(b)(i). If the payment of any such amounts is delayed as a result of the previous sentence, then on the first business day following the end of such six-month period (or such earlier date upon which such amount can be paid under Section 409A of the Code without being subject to such additional taxes), the Company shall pay to the Participant in a lump-sum all amounts that would have otherwise been payable to the Participant during such six-month period under this Agreement.
15.    No Right to Continued Service. Nothing in this Agreement shall confer upon the Participant any right to continue as a Service Provider of the Company, the Partnership or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company, the Partnership or any Subsidiary, which rights are hereby expressly reserved, to discharge the Participant at any time for any reason whatsoever, with or without cause.
16.    Miscellaneous.
(a)    Incorporation of the Plan. This Agreement is made under and subject to and governed by all of the terms and conditions of the Plan. In the event of any discrepancy or inconsistency between this Agreement and the Plan, the terms and conditions of the Plan shall control. By signing this Agreement, the Participant confirms that he or she has received access to a copy of the Plan and has had an opportunity to review the contents thereof.
(b)    Clawback. This award, the RSUs and the Common Shares issuable with respect to the RSUs shall be subject to any clawback or recoupment policy currently in effect or as may be adopted by the Company, including, but not limited to, as may be amended from time to time.
(c)    Successors and Assigns. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors and assigns of the parties hereto, including, without limitation, any business entity that succeeds to the business of the Company.
(d)    Entire Agreement; Amendments and Waivers. This Agreement, together with the Plan, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. In the event that the provisions of such other agreement or letter conflict or are inconsistent with the provisions of this Agreement, the provisions of this Agreement shall control. Except as set forth in Section 14 above, this Agreement may not be amended except in an instrument in writing signed on behalf of each of the parties hereto and approved by the Administrator. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.
(e)    Severability. If for any reason one or more of the provisions contained in this Agreement or in any other instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.
(f)    Titles. The titles, captions or headings of the Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.
(g)    Counterparts. This Agreement may be executed in any number of counterparts, any of which may be executed and transmitted by facsimile (including, without limitation, transfer by .pdf), and each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.
(h)    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland applicable to contracts entered into and wholly to be performed within the State of Maryland by Maryland residents, without regard to any otherwise governing principles of conflicts of law that would choose the law of any state other than the State of Maryland.
(i)    Notices. Any notice to be given by the Participant under the terms of this Agreement shall be addressed to the Director of Human Resources of the Company at the Company’s address set forth in Exhibit A attached hereto. Any notice to be given to the Participant shall be addressed to him or her at the Participant’s then current address on the books and records of the Company. By a notice given pursuant to this Section 16(i), either party may hereafter designate a different address for notices to be given to him or her. Any notice which is required to be given to the Participant shall, if the Participant is then deceased, be given to the Participant’s personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section 16(i) (and the Company shall be entitled to rely on any such notice provided to it that it in good faith believes to be true and correct, with no duty of inquiry). Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed as set forth above or upon confirmation of delivery by a nationally recognized overnight delivery service.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

NET LEASE OFFICE PROPERTIES
a Maryland real estate investment trust

By:
Name:
Title:

The Participant hereby accepts and agrees to be bound by all of the terms and conditions of this Agreement.

Name:

Exhibit A
Vesting Schedule and Notice Address
Grant Date: [_______]
Vesting Schedule: The RSUs shall vest in full on the first anniversary of the Grant Date.
Company Address
Net Lease Operating Properties
One Manhattan West
895 9th Avenue, 58th Floor
New York, NY 10001